Calculation of Filing Fee Tables
S-8
ImageneBio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Amended and Restated 2025 Equity Incentive Plan, Common Stock, par value $0.001 per share	Other	850,000	$ 5.57	$ 4,734,500.00	0.0001381	$ 653.83
Total Offering Amounts:						$ 4,734,500.00		$ 653.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 653.83
Offering Note
[1]	The amount registered represents additional shares of ImageneBio, Inc.'s (the "Registrant's") common stock, par value $0.001 per share (the "Common Stock"), authorized for issuance under the Registrant's Amended and Restated 2025 Equity Incentive Plan (the "2025 Plan"), which additional shares were approved by the Registrant's stockholders at the Registrant's annual meeting of stockholders held on June 16, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit is a part (the "Registration Statement") shall also cover any additional shares of Common Stock that become issuable under the 2025 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price is estimated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock on July 31, 2026, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources